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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   August 6, 2002


                           AUTHENTIDATE HOLDING CORP.
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               (Exact name of Registrant as specified in charter)


       Delaware                    0-20190                  14-1673067
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(State or other jurisdic-        (Commission              (IRS Employer
 tion of incorporation)          File Number)           Identification No.)


       2165 Technology Drive, Schenectady, New York                     12308
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         (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code  (518) 346-7799


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         (Former name or former address, if changed since last report.)
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ITEM 5.  OTHER EVENTS.

         On August 6, 2002, Authentidate Holding Corp. announced that it had signed a strategic alliance agreement (the "Agreement") with the United States Postal Service ("USPS") to be the provider of the USPS Electronic Postmark(R)
(EPM) service ("EPM" or the "EPM System"). Under the terms of the non-exclusive Agreement, AuthentiDate, Inc., a subsidiary of Authentidate Holding Corp., will provide the management, technology and support for the United States Postal Service's EPM System.

         The USPS Electronic Postmark(R) provides evidence that the content of a document or file existed at a specific date and time, and the EPM protects the integrity of the document or file by ensuring that it cannot be altered without detection. The EPM uses patent pending technology offering highly sophisticated encryption ensuring document authenticity and is intended to be added to any application regardless of the computing platform or operating system.

         The Agreement, entered into on July 31, 2002, provides that Authentidate and USPS will agree within thirty days of the effective date of the Agreement for a plan for launching the EPM System. The initial term of the Agreement commences on the effective date and expires five years thereafter, unless terminated as provided therein. Upon mutual agreement of the parties, the Agreement may be extended for three additional three-year terms, unless sooner terminated. The aggregate term of the Agreement shall in no event exceed a total of fourteen years.

         The Agreement may be terminated as follows:

-        By the mutual agreement of the parties;

- By either party if one party materially breaches the Agreement and such breach continues for a period of thirty days after the date the non-breaching party provides written notice of the breach.

- By USPS, without penalty, at any time upon thirty days written notice if regulatory, legislative or judicial action or inaction occurs which substantially impairs USPS's ability to perform its obligations under this Agreement;

- Commencing six months after the launch of the EPM System, USPS may terminate the Agreement upon one hundred eighty days written notice, for any reason;

- Authentidate may, upon three hundred sixty days written notice, terminate the Agreement for any reason; and

- USPS may terminate this Agreement by giving thirty days' written notice to Authentidate in the event that there is a change in control in Authentidate.

         The contract provides for a revenue sharing based upon gross revenue.


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         Pursuant to the terms of the Agreement, Authentidate will develop, integrate, operate, host and maintain all elements of the EPM System. More specifically, Authentidate will provide the staff and resources as necessary to support the EPM development, operation and promotion efforts; enable EPM to interoperate with products or systems used by customers; implement billing and accounting systems to ensure prompt and efficient aggregation of gross revenues and to support prompt payment of gross revenues; provide customer support; and implement the sale and marketing of the EPM System.

         USPS shall support the EPM System as follows:

- USPS will pay a total of $250,000 to Authentidate provided that neither Authentidate Holding Corp. nor Authentidate are in default under this Agreement;

- provide necessary access to technical personnel and information to assist in the development efforts for program management, on-site security inspection, and USPS certification and accreditation; and

- promote the EPM System on USPS.com and provide hyperlinks in accordance with standard USPS practice, use its best efforts to identify potential corporate and government customers, participate in strategic sales efforts to acquire customers, issue public announcements and press releases, send appropriate USPS representatives for events, press tours, interviews, and speaking engagements, provide introductions to USPS contract public relations and advertising agency firms and acknowledge Authentidate's role in providing the EPM System for any and all promotional and marketing purposes.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits. The exhibits designated with an asterisk (*) are filed herewith. All other exhibits have been previously filed with the Commission and, pursuant to 17 C.F.R. Secs. 20l.24 and 240.12b-32, are incorporated by reference to the document referenced in brackets following the descriptions of such exhibits.

         99.1*    Press Release dated August 6, 2002.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2002                                AUTHENTIDATE HOLDING CORP.
                                                     (Registrant)

                                                     By /s/ Dennis H. Bunt
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                                                     Dennis H. Bunt
                                                     Chief Financial Officer


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